Exhibit 3.249

BYLAWS

OF

TELECHECK INTERNATIONAL, INC.

Adopted September 1, 1992

(Restated to reflect name change

from “TeleCheck Services, Inc.” to

“TeleCheck International, Inc.”

effective May 27, 1993).

Table of Contents

Page

Article One: Share Certificates	1
1.1. Share Certificates
1.2. List of Shareholders
1.3. Transfers of Shares
1.4. Lost Certificates

Article Two: Shareholders’ Meetings	2
2.1. Annual Meetings of Shareholders
2.2. Special Meetings of Shareholders
2.3. Notice
2.4. Voting; Presiding Officer
2.5. Quorum; Adjournment
2.6. Written Consent of Shareholders

Article Three: Directors	3
3.1. Powers of Board of Directors
3.2. Number of Directors; Conduct of Meetings of Board of Directors
3.3. Director Vacancies
3.4. Meetings of Board of Directors; Notice
3.5. Written Consent of Directors
3.6. Telephonic Meetings of Board of Directors
3.7. Removal of Directors

Article Four: Officers	5
4.1. Officers; Election
4.2. Chairman of the Board
4.3. President
4.4. Secretary
4.5. Treasurer
4.6. Vice Presidents

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Page

4.7. Appointment of Officers and Agents
4.8. Removal of Officers and Agents
4.9. Vacancies

Article Five: Seal	7

Article Six: Indemnification and Insurance	7
6.1. Indemnification
6.2. Insurance

Article Seven: Amendment	10

ii

BYLAWS

OF

TELECHECK INTERNATIONAL, INC.

ARTICLE ONE

SHARE CERTIFICATES

                                1.1.  Share Certificates.  Share certificates shall be issued in consecutive order and shall be numbered in the order in which they are issued.  They shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary, and the seal of the Corporation or a facsimile thereof shall be affixed thereto.  On the stub of each share certificate, which stubs shall be kept in the share records of the Corporation, shall be entered the name and address of the owner of the shares, the number of shares, and the date of issue.  Each share certificate exchanged or returned shall be cancelled and placed with its stub in the share records of the Corporation.

                                1.2.  List of Shareholders.  The Corporation shall maintain at its principal place of business or registered office a record of the names and addresses of its shareholders and the number of shares held by each, which shall be maintained and made available in accordance with Georgia law.

                                1.3.  Transfers of Shares.  Transfers of shares of the Corporation shall be made in the share records of the Corporation upon surrender of the certificate for such shares signed by the person in whose name the certificate is registered or on his behalf by a person legally authorized to so sign (or accompanied by a separate stock transfer power so signed) and otherwise in accordance with and subject to the applicable provisions of the Uniform Commercial Code as in effect in the State of Georgia, and subject to such other reasonable and lawful conditions and requirements as may be imposed by the Corporation or the Bylaws.

                                1.4.  Lost Certificates.  The Chairman of the Board, or the President may issue a new share certificate in place of any certificate previously issued by the Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed and, if he in his sole discretion deems it appropriate, the delivery of a commercial indemnity bond issued by a company approved by him in such sum as he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE TWO

SHAREHOLDERS’ MEETINGS

                                2.1.  Annual Meetings of Shareholders.  The annual meeting of shareholders of the Corporation shall be held during the first four months after the end of each fiscal year of the Corporation at such time and place, within or without the State of Georgia, as may from time to time be fixed by the Board of Directors.  The failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts.

                                2.2.  Special Meetings of Shareholders.  Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, or the President, or by the Corporation upon the written request of the holder or holders of at least 25 percent of the outstanding shares of the Corporation.  Special meetings of the shareholders shall be held at such time and place, within or without the State of Georgia, as may be determined by the person or persons calling the meeting.

                                2.3.  Notice.  The Secretary or an Assistant Secretary or the officer or persons calling the meeting shall deliver a written notice of the place, day and time of each meeting of the shareholders, not less than 10 nor more than 60 days before the date of the meeting, either personally or by first class mail, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at his address as it appears on the share records of the Corporation.  The notice of a special meeting of shareholders shall state the purpose or purposes for which the meeting is called.  Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice, either before or after the meeting.  Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a shareholder attends the meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

                                2.4.  Voting; Presiding Officer.  Except as otherwise required by statute, by the Articles of Incorporation and any amendment to them, by filings with the Georgia Secretary of State fixing and determining the voting rights of shares of the Corporation, or by these Bylaws, at any meeting of the shareholders, each shareholder of the Corporation entitled to vote at such meeting shall have one vote, in person or by proxy, for each share having voting rights held by him and registered in his name on the books of the Corporation at the record date fixed or otherwise determined for such meeting.  The Chairman of the Board shall preside at meetings of the shareholders or if the Chairman of the Board is absent, the President shall preside at meetings of the shareholders; provided, however, that the Chairman of the Board or the

President may delegate his authority to preside at shareholders’ meetings pursuant to section 4.2 or 4.3 of the Bylaws.

                                2.5.  Quorum; Adjournment.  At all meetings of shareholders, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business, and, if a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a bylaw adopted by the shareholders under Section 14-2-1021 of the Georgia Business Corporation Code or any successor provision of Georgia law, or the Georgia Business Corporation Code requires a greater number of affirmative votes.  The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

                                2.6.  Written Consent of Shareholders.  Any action required to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE THREE

DIRECTORS

                                3.1.  Powers of Board of Directors.  Subject to the Bylaws or any lawful agreement between or among the shareholders, the business and affairs of the Corporation shall be managed by the Board of Directors.

                                3.2.  Number of Directors; Conduct of Meetings of Board of Directors.  The Board of Directors shall consist of between one and five directors, which number may be fixed or changed from time to time by the shareholders or the Board of Directors; however, the initial Board of Directors shall consist of one director.  Each director shall be elected at an annual meeting of the shareholders or otherwise as provided by these Bylaws or applicable law, to serve until the next succeeding annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal.  If there are three or more directors, a majority of the directors shall constitute a quorum for the transaction of business; if there are less than three directors, all of the directors shall constitute a quorum for the transaction of business.  Except as otherwise provided in the Bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.  The Chairman of the Board or, if the President is a director, the President shall preside at all meetings of the Board of Directors; provided, however, that each of the Chairman of the Board or the President may delegate his authority to preside at Board of Directors meetings pursuant to section 4.2 or 4.3, respectively, of the Bylaws.  If the Chairman of the Board is not present and if the President is not a director, the Board of Directors shall select a director as chairman for each meeting.

                                3.3.  Director Vacancies.  Except as otherwise provided in this section 3.3, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders.  Any vacancy arising as a result of the removal of a director by the shareholders may be filled by the shareholders or, if the shareholders so authorize, by the remaining director or directors, but only for the unexpired term of his predecessor in office.  The Board of Directors may fill a vacancy created by an increase in the number of directors as provided for in section 3.2, but only for a term of office continuing until the next annual election of directors by the shareholders and the election and qualification of his successor.

                                3.4.  Meetings of Board of Directors; Notice.  The Board of Directors shall meet annually immediately following the annual meeting of the shareholders; provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts.  A special meeting of the Board of Directors may be called at any time by the President, the Chairman of the Board, or by any two directors, on at least two days’ notice, which may be given orally or by personal delivery, or by first class mail, telegram, cablegram, facsimile transmission or private carrier.  The notice shall be deemed given (a) five days after its deposit in the mail, with first class postage prepaid and correctly addressed, (b) when received, or (c) when delivered in writing to the director at his last known principal place of business or residence.  Notice of a special meeting may be waived by an instrument in writing.  Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any such objection or objections to the transaction of business.  Any meeting of the Board of Directors may be held within or without the State of Georgia at such place as may be determined by the person or persons calling the meeting.

                                3.5.  Written Consent of Directors.  Any action required to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing setting forth the action taken shall be signed by all the directors and shall be filed with the minutes of the proceedings of the directors.

                                3.6.  Telephonic Meetings of Board of Directors.  Any action required to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors, may be taken at a meeting held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting.  In all other respects the provisions of Article Three of the Bylaws with respect to meetings of the Board of Directors shall apply to such a meeting.

                                3.7.  Removal of Directors.  At any shareholders’ meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Corporation.

ARTICLE FOUR

OFFICERS

                                4.1.  Officers; Election.  The Board of Directors shall elect a President, a Secretary and a Treasurer and may elect a Chairman of the Board (who shall be a member of the Board of Directors), one or more Vice Presidents, and any other officers.  Any two or more offices may be held by the same person.

                                4.2   Chairman of the Board.  The Chairman of the Board shall have general supervision of the affairs of the Corporation.  He shall preside at all meetings of the shareholders and of the Board of Directors and may delegate such authority to any other director or to an officer of the Corporation.  He shall have the power to enter into and execute contracts on behalf of the Corporation and to sign certificates, contracts or other instruments on behalf of the Corporation, and shall have and exercise all such other duties and powers as are incident to this office or properly prescribed by the Board of Directors.  The Chairman of the Board may exercise any powers, authorities or functions granted or designated to be performed by the President under the Bylaws or by law.

                                4.3   President.  The President shall be the chief executive officer of the Corporation, and shall be responsible for the administration of the Corporation, including general and active management of the financial affairs of the Corporation and supervision and direction of the actions of the other officers of the Corporation.  He shall have the authority to execute bonds, mortgages or other contracts, agreements or instruments on behalf of the Corporation.

                                4.4.  Secretary.  The Secretary shall keep minutes of all meetings of the shareholders and Board of Directors, shall have charge of the minute books, share records and seal of the Corporation, shall have the authority to certify as to the corporate books and records, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

                                4.5.  Treasurer.  The Treasurer shall be charged with the management of the financial affairs of the Corporation.  He shall in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

                                4.6.  Vice Presidents.  The Vice Presidents, if any, shall perform such duties and exercise such powers as the President or the Board of Directors shall request or delegate and, unless the Board of Directors or the President otherwise provides, shall perform such other duties as are generally performed by vice presidents with equivalent restrictions, if any, on title.  In the absence of the President or in the event of his death or inability to act, the Vice Presidents shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute bonds, mortgages or other contracts or agreements on behalf of the Corporation, subject to all the restrictions upon the President relating to such functions, but all other duties of the President shall be performed by the Vice President designated to perform such duties at the time of his election, or in the absence of any designation, then by the Vice President with the most seniority in office (or if more than one Vice President is elected at the same meeting, by the Vice President first listed in the resolution electing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

                                4.7.  Appointment of Officers and Agents.  The Board of Directors, the Chairman of the Board or the President may appoint one or more Vice Presidents and such other officers, assistant officers and agents as the Board of Directors, the Chairman of the Board or the President may determine.  Any such officers, assistant officers or agents so appointed shall perform such duties as are set forth in the Bylaws and as the action appointing him provides, and, unless such action otherwise provides, such appointed officers and assistant officers shall perform such duties as are generally performed by elected officers or assistant officers having the same title.

                                4.8.  Removal of Officers and Agents.  Any officer, assistant officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.  Any officer, assistant officer or agent appointed by the Chairman of the Board or the President may be removed by the Chairman of the Board or the President, as the case may be, or by the Board of Directors whenever in his or its judgment the best interests of the Corporation will be served thereby.

                                4.9.  Vacancies.  Any vacancy, however occurring, in any office may be filled by the Board of Directors.

ARTICLE FIVE

SEAL

                                The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine.  In the event it is inconvenient to use such a seal at any time, the words “Corporate Seal” or the word “Seal” accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation.  The seal shall be in the custody of the Secretary and affixed by him on the share certificates and such other papers as may be directed by law, by the Bylaws or by the Board of Directors.

ARTICLE SIX

INDEMNIFICATION AND INSURANCE

                                6.1.  Indemnification.

                                                (a)  General.  The Corporation shall indemnify each person who is or was a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under sections 14-2-851 and -852 (with respect to directors) and section 14-2-857 (with respect to non-director officers, employees and agents) of the Georgia Business Corporation Code (the “Code”) or any successor provisions of the laws of the State of Georgia, including without limitation the payment of fees and expenses of defense as incurred as provided in subsection (b) of this section 6.1.

                                                (b)  Interim Payment of Expenses.  Expenses incurred by a person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with section 14-2-853 (with respect to directors) and 14-2-857 (with respect to non-director officers, employees or agents) of the Code or any successor provisions of the laws of the State of Georgia.

                                                (c)  Procedure.  If indemnification is requested by a director pursuant to paragraph (a) of this section 6.1 under the authority granted by section 14-2-851(a) of the Code, the Board of Directors shall cause a determination to be made in one of the manners prescribed in section 14-2-855(b) of the Code or any successor provision of the laws of the State of Georgia as to whether indemnification of the director requesting such indemnification is permissible in the circumstances because he has met the standard of conduct set forth in section 14-2-851(a) of the Code or any successor provision of the laws of the State of Georgia.  Upon any such determination that such indemnification is proper, or upon mandatory indemnification pursuant to section 14-2-852, the Corporation, if authorized pursuant to section 14-2-855(c) of the Code or any successor provision of the laws of the State of Georgia, shall make indemnification payments to the maximum extent permitted by section 14-2-851 or -852 of the Code, as the case may be, or any successor provision of the laws of the State of Georgia.  If indemnification is requested by a non-director officer pursuant to paragraph (a) of this Section 6.1 under the authority granted by section 14-2-857 of the Code, the Board of Directors shall determine whether indemnification of the non-director officer requesting such indemnification is permissible in the circumstances under section 14-2-857 of the Code or any successor provision of the laws of the State of Georgia.  If indemnification is requested by an employee or agent pursuant to paragraph (a) of this section 6.1 under the authority granted by section 14-2-857 of the Code, the Board of Directors shall determine (i) whether the Corporation will indemnify the employee or agent and (ii) whether indemnification of the employee or agent requesting indemnification is permissible in the circumstances under section 14-2-857 of the Code or any successor provision of the laws of the State of Georgia.  Upon the determination by the Board of Directors that indemnification of any such non-director officer, employee or agent is proper, or upon mandatory indemnification pursuant to section 14-2-852 of the Code, the Corporation shall make indemnification payments (i) in the case of non-director officers, to the maximum extent permitted by section 14-2-852 or 14-2-857 of the Code, as the case may be, and (ii) in the case of employees or agents, to the extent directed by the Board of Directors, subject to the limitations imposed by section 14-2-857 of the Code.

                                                (d)  Subsequent Amendment.  No amendment, termination or repeal of this Article Six or of relevant provisions of the Code or any other applicable laws shall affect or diminish in any way the rights to indemnification under this Article Six with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

                                                (e)  Other Rights.  The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section 6.1 shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the Corporation.  Indemnification of directors shall not be permitted (i) for any appropriation, in violation of the director’s duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in  section 14-2-831 of the Code, or (iv) for any transaction from which he received an improper personal benefit; and indemnification of officers, employees and agents shall not be permitted if inconsistent with public policy.  Nothing contained in this Article Six shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements which provide indemnification rights and procedures permitted by the Code.

                                                (f)  Continuation of Right to Indemnification.  All rights to indemnification under this Article Six (including without limitation those arising pursuant to subsection (e) above) shall continue as to a person who has ceased to be a director, officer, employee or agent, shall inure to the benefit of the estate, heirs, executors and administrators of such person, and shall be deemed to be a contract between the Corporation and each such person or entity.  This Article Six shall be binding upon any successor corporation to the Corporation, whether by way of acquisition, merger, consolidation or otherwise.

                                                (g)  Savings Clause.  If this Article Six or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify persons or entities specified in this Article Six to the full extent permitted by any applicable portion of this Article Six that shall not have been invalidated and to the full extent permitted by applicable law.

                                6.2.  Insurance.  The Corporation may purchase and maintain insurance at its expense, to protect itself and any person described in subsection (a) of this section 6.1 against any such liability, cost, payment or expense whether or not the Corporation would have the power to indemnify such person against such liability.

ARTICLE SEVEN

AMENDMENT

                                Subject to the Articles of Incorporation and the Code, the Bylaws may be amended at any meeting of the shareholders at which a quorum exists if the votes in favor of the amendment exceed the votes opposed to the amendment, or at any meeting of the Board of Directors of the Corporation by an affirmative vote of a majority of the number of directors fixed in or pursuant to the Bylaws.  The shareholders may prescribe that any bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

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